UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

RENAL CARE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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     In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Renal Care Group.

     Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

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Renal Care Group, Inc. has signed a definitive merger agreement to be acquired by Fresenius Medical Care AG in an all-cash transaction in which Renal Care Group’s shareholders will receive $48.00 per share when the merger is completed.

Q.	When is the merger expected to be complete?
A.	The transaction is subject to the approval of Renal Care Group’s shareholders and other customary closing conditions, including the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act. The transaction is expected close in August or September, 2005, but could be delayed to address issues raised by Federal antitrust officials.

Q.	Will my benefits change?
A.	Renal Care Group’s benefit plans, with the exception of the Employee Stock Purchase Plan, will not change until after the merger is complete. After the merger, Fresenius Medical Care is obligated to provide benefits plans that are comparable in the aggregate to the current Renal Care Group plans.

Q.	Who do I call to confirm the number of shares of Renal Care Group stock I own?
A.	You can call the company that administers Renal Care Group’s Employee Stock Purchase Plan:

Deutsche Bank Alex Brown (800) 776-7564 Select Choice #1 for Employee Stock Purchase Plan

If you have questions about options you hold to purchase Renal Care Group’s common stock under any of our stock option plans, you can call Nancy Orndorff at (615) 345-5528.

Q.	I currently participate in the January, 2005 Renal Care Group Employee Stock Purchase Plan (ESPP). Will I get paid $48 per share?
A.	All money that you have contributed to the ESPP in 2005 will be converted to shares of Renal Care Group stock at the completion of the merger. At that time, you will receive $48 per share in cash for each share of your stock. The cost of each share of the stock to you will be $30.48 (85% of the January 3, 2005 closing price of $35.86). This represents an increase of over 57%.

Q.	I am currently enrolled in the January, 2005 ESPP, will I continue to have deductions until the merger is complete?
A.	No. Because of the announcement of the merger, the last pay period with deductions will be the pay period ending Saturday, May 7, 2005 (check date May 13, 2005).

Q.	Normally, there is a second Employee Stock Purchase Plan enrollment period beginning in July of each year. Will the July enrollment period be available this year?
A.	No. Because of the announcement of the merger, the July to December period will not be offered this year.

Q.	I currently own shares of Renal Care Group stock in my personal investment account. Are there any restrictions to when I can sell those shares of stock?
A.	No. There are no restrictions on when you can sell shares of Renal Care Group stock in your personal investment account. The value that you will receive for those shares will be the market value at the time that you sell it, which may be lower than the price to be paid in the merger. Fresenius Medical Care will pay $48.00 for each share of Renal Care Group common stock at the closing of the merger.

Q.	Can I receive a refund of my 2005 ESPP contributions before the merger is complete?
A.	Yes, but you will be refunded your contributions only.

Q.	When will I have more information?
A.	The transition planning is just beginning. We will communicate with you in a variety of ways over the next few months. During that time, we encourage you to visit the RCGInsider for information and to visit Fresenius Medical Care’s website at www.fmc-ag.com. We will provide regular updates to answer your questions and to give updates on transition and integration matters as those details become available.

In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Renal Care Group.

Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.